UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2016

GALENFEHA, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-188800	46-2283393
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)
	420 Throckmorton Street, Suite 200	76102
	Ft. Worth, Texas 76102	(Zip Code)
(Address of principal executive offices)

(800) 280-2404
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Narrative: On December 1, 2016, the Company filed with the commission on Form DEF 14A, Notice of Election of the Board of Directors, and proposal for two (2) amendments to the Company’s Bylaws. The affiliates were not allowed to participate by voting their shares in this election for the Board of Directors or amending the Company’s Bylaws in order to reach a majority. On December 20, 2016, a majority had been recorded by non-affiliates for the approval for the election of the Board of Directors and for the approval for the two (2) amendments to the Company’s Bylaws.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 20, 2016, a majority had been recorded for the approval for the election of the Board of Directors as Follows:

James Ketner – Chairman – Effective January 1, 2017
LaNell Armour – Director – Effective January 1, 2017
Trey Moore – Director – Effective January 1, 2017
Lucien Marioneaux Jr. – Director – Effective January 1, 2017

Mr. James Ketner has served as Chief Executive Officer on an interim basis since October 27, 2016. He will assume the role of Chief Executive Officer beginning January 1, 2017. Ms. LaNell Armour will continue her role of Secretary/Treasurer beginning January 1, 2017.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 1, 2016 the Company put forth to a vote to shareholders, two (2) items for amendment to the Company’s Bylaws. The amendments were approved by a majority on December 20, 016. These two amendments, specifically Article III - Section 11, and Article VI - Section 1 (shown below), (i) grants the Board Chairman two votes in cases of a tie, and (ii) outlines the creation of a preferred class of stock. On December 20, 2016, the Company also amended and reduced the authorized capital structure of all classes of stock to be issued, from 500,000,000 to 200,000,000 total shares. This amendment was not put forth for a vote to the shareholders.

ARTICLE III - BOARD OF DIRECTORS

SECTION 11. Board of Directors Voting. On matters put forth for a vote by the Board of Directors, each director will be allowed one vote. In the event of a tie, the Chairman of the Board will be allowed two (2) votes in order to break the tie.

ARTICLE VI – CAPITAL STOCK

SECTION 1. Authorized Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 200,000,000 shares, consisting of 150,000,000 shares of Common Stock, par value $0.001 per share, and 50,000,000 shares of one or more series of Preferred Stock, par value $0.001 per share. Each share represents a percentage ownership of the company, and details of each class of stock will be made public at the time of issuance.

Item 7.01 Regulation FD Disclosure

On December 20, 2016, shareholders of the company approved an amendment to the Bylaws for the creation of preferred stock. The preferred class of stock will consist of two (2) series, Series A, and Series B. All affiliates of the company who purchased stock during the formation of the company and who purchased stock for financing activities at prices below market will move their common shares into the Series B preferred stock, effective immediately. The Series B votes 1:1; is subject to all splits the same as common; converts back to common 1:1; and cannot be converted back to common for resale in the open market until a 30 day VWAP (volume weighted average price) of $.45 cents has been met in Galenfeha’s public trading market. All future sales of company securities by affiliates will adhere to rules and regulations of the Commission.

Affiliates who purchased stock at offering prices that were current at the time of purchase, and affiliates who make open market purchases and are directly responsible for a merger/acquisition that brings retained earnings to the company, can convert these common shares 1:1 into Series A preferred stock. Series A votes 1:1; converts back to common 1:1; is not subject to splits in order to facilitate mergers, acquisitions, or meeting the requirements of a listed exchange; and cannot be converted back to common for resale in the open market until a 30 day VWAP of $3.50 per share has been met in Galenfeha’s public trading market. All future sales of company securities by affiliates will adhere to rules and regulations of the Commission.

A complete copy of the Company’s Amended Bylaws is listed as an exhibit:

Exhibit 99.1	Amended Company Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2016

GALENFEHA, INC.

/s/ LaNell Armour
LaNell Armour
Secretary/Treasurer